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                                                                   Exhibit 10.25

                       INTEREP NATIONAL RADIO SALES, INC.



                           NON-QUALIFIED STOCK OPTION
                      CLASS B COMMON STOCK - 3 YEAR VESTING

Optionee:                 William McEntee

Grant Date:               April 25, 2000


Option Shares:            40,000


Option Price:             $2.81 per share

     Interep National Radio Sales, Inc. (Interep, we or us), grants to the Optionee named above (you) a stock option (the Option) to purchase from us the number of shares stated above (the Option Shares) of Interep's Class B Common Stock (the `Common Stock'). The purchase price to be paid on each exercise of this Option is stated above (the `Option Price') and is the fair market value of a share of Common Stock on the date of this Option, as determined by the Compensation Committee of our Board of Directors (the `Committee'). This Option has been granted on the date stated above (the `Grant Date'), under our 1999 Stock Incentive Plan (the `Plan'), and is subject to the following terms and conditions:

     1. Non-Qualified Option. The Option is a `non-qualified stock option', as described in Treasury Regulation 1.83-7 under the Internal Revenue Code of 1986, as amended (the `Code').

     2. Vesting.

     (a) General. You will be able to exercise this Option only to the extent it is vested. Beginning on the first anniversary of the Grant Date, you will be entitled to exercise this Option with respect to one-third of the total Option Shares. On each of the next two anniversaries of the Grant Date, you will be entitled to exercise this Option with respect to an additional one-third of the total Option Shares. In order for this Option to vest on any date referred to above, you must be employed by Interep or one of its subsidiaries on that date. The Committee may, in its discretion, modify, waive or eliminate such vesting requirements.


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     (b) Change in Control. Notwithstanding the provisions of Section 2(a), this
Option will automatically become fully vested and exercisable in the event of a "Change in Control", which means the occurrence of any of the following events:

          (i) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the `Exchange Act'), but excluding us, our `Affiliates' (that is, any of our subsidiaries or any parent corporation), or any of our or our Affiliates' employee benefit plans or employees or any group of which any of the foregoing is a member, is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of our securities representing 30% or more of the combined voting power of our then outstanding securities;

          (ii) during any period of 24 consecutive months, individuals (A) who on November 24, 1999 constituted our entire Board of Directors ("Initial Directors") or (B) whose election, appointment or nomination for election was approved prior to such election or appointment by a vote of at least two-thirds of the Initial Directors who were in office immediately prior to such election or appointment, cease for any reason to constitute at least a majority of the Board of Directors;

          (iii) the consummation of a merger, business combination, share exchange, division or other reorganization of us with any other corporation, and following such transaction (A) a majority of the directors of the surviving entity are persons who (I) were not members of our Board of Directors immediately prior to the merger or other combination and (II) are not our nominees or representatives, (B) our shareholders immediately prior to such merger or combination beneficially own, directly or indirectly, less than 60% or more of the combined voting power of the surviving corporation, as well as 60% or more of the total market value of its outstanding equity securities, in substantially the same proportion as they owned the combined voting power of Interep, (C) any "person," including a "group" (each as defined in clause (i) above), but excluding us, our Affiliates, or any of our or our Affiliates' employee benefit plans or employees or any group of which any of the foregoing is a member, is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities representing 30% or more of the combined voting power of the surviving corporation or (D) in the case of a division, 60% or more of the combined voting power of the outstanding voting securities of each entity resulting from the division as well as 60% or more of the total market value of each such entity's outstanding equity securities, in each case in substantially the same proportion as such shareholders owned shares of Interep prior to such transaction;

          (iv) the consummation of a direct or indirect sale or other disposition of all or substantially all of our assets;

          (v) We adopt any plan of liquidation providing for the distribution of all or substantially all of our assets;

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          (vi) any other change in control of us of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act; or

          (vii) any other event or transaction that is declared by resolution of the Committee to be a Change in Control for purposes of the Plan.

     3. Exercise Period. Once vested, this Option will remain exercisable until the close of business on the 10th anniversary of the Grant Date (the `Termination Date'), unless sooner terminated as provided below.

     4. Method of Exercise; Shares Issuable On Exercise.

     (a) Exercise. Subject to the provisions of this Option, you may exercise any vested portion of it at any time by written notice to us. Your notice must state the number of Option Shares with respect to which you wish to exercise the Option. Your notice must also be accompanied by your full payment of the Option Price for the shares to be purchased, payable (i) by a certified or bank cashier's check payable to our order, (ii) if the Committee permits, in its sole discretion, by your tender of shares of Common Stock having a fair market value on the exercise date equal to the Option Price for the shares to be purchased or
(iii) by any other means acceptable to us.

     (b) Delivery of Stock Certificate. After receipt of your notice, we will, as promptly as is practicable, deliver to you a certificate for the Option Shares purchased by you (less any withholdings referred to in Section 4(c)). We will deliver the certificate to you at our principal offices or at such other place as is mutually acceptable, or we may elect to deliver it to you by certified mail. You will not be charged with any expense or transfer tax in this connection.

     (c) Withholdings. On any exercise of this Option, we will have the right
(i) to withhold an appropriate number of shares of Common Stock (based on their fair market value on the date of exercise) for payment of any taxes required by law, (ii) to deduct from any amounts otherwise payable to you any amounts required to be withheld from you on account of your exercise or (iii) to take such other action as may be necessary in our opinion to satisfy all withholding tax obligations. You understand that you will be solely responsible for the federal, state and local income tax consequences applicable to you on the grant and exercise of this Option and your subsequent disposition of any Option Shares.

     (d) Securities Law Matters. The issuance of the Option Shares and their disposition will be subject to such restrictions as are, in the opinion of our counsel, required to comply with the Securities Act of 1933 and the rules and regulations thereunder. If our counsel deems it advisable, the certificates representing the Option Shares will bear a legend to such effect. If we request, on any exercise of this Option, you will deliver to us a written representation that you are acquiring the Option Shares solely for your own account for investment and not with a view to, or for resale in connection with, any distribution thereof. We may postpone the delivery of certificates for the Option Shares if we deem it necessary or desirable to enable us to comply with the requirements of any applicable securities laws or regulations.

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     5. Transferability of Option. During your lifetime, only you may exercise this Option. You may not transfer this Option or any right under it other than by will or the laws of descent and distribution (see Section 6). This Option will not be subject to attachment, execution or other similar process. This Option will terminate and become null and void if you assign, transfer, pledge or otherwise dispose of it or any right under it, or attempt to do so, except as permitted above, or if there is any levy, attachment, execution or similar process made on it or any right thereunder. Notwithstanding the foregoing, you will have the right to transfer this Option during your lifetime to any trust for the benefit of your spouse or your descendants.

     6. Termination of Option.

     (a) Termination or Retirement. If we (or any if our subsidiaries) terminate your employment for any reason other than for `cause' (as we determine in our sole discretion) and other than as a result of your death or `disability' (within the meaning of Section 22(e)(3) of the Code), or if you retire from our employment on or after age 65, you may exercise this Option during the 30 days following the date of such termination and only to the extent that this Option is vested as of such date. This Option will be null and void thereafter.

     (b) Death or Disability. If your employment is terminated as a result of your death or `disability' (within the meaning of Section 22(e)(3) of the Code), this Option may be exercised during the one year following the date of termination and only to the extent that this Option is vested as of such date. This Option will be null and void thereafter. In such event, this Option may be exercised by your beneficiaries so designated in writing or the legal representative of your estate, in the case of your death, or by you or your duly authorized representative, in the case of your disability. If you transfer this Option to one or more trusts for the benefit of your spouse or your descendants, the trustees of any such trusts may exercise this Option pursuant to this
Section 6(b).

     (c) Termination for Cause or Voluntary Termination. If we (or any if our subsidiaries) terminate your employment for `cause' (as we determine in our sole discretion) or if you resign or otherwise voluntarily terminate your employment with us, this Option will become null and void as of the date of such termination.

     (d) No Exercise Beyond Termination Date. This Option may not be exercised at any time after the Termination Date under any circumstances.


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     7. Forfeiture.

     (a) Forfeiture. In addition to any other remedies which we may have, if at any time (i) when this Option is outstanding or (ii) within one year after the termination of your employment, you engage in:

          (A) Competitive Conduct (as defined in Section 7 (b)) or a violation of the confidentiality obligations set forth in Section 7(c);

          (B) conduct which results in the termination of your employment for cause;

          (C) improper or unlawful conduct related to us or your employment for which either criminal or civil penalties against you may be sought; or

          (D) any other conduct which we determine is detrimental, injurious or prejudicial to any of our interests;

then (I) this Option, if still outstanding, will immediately terminate and (II) you will pay to us any gain realized by you on any exercise of this Option, and on any sale or other disposition of the resulting Option Shares, which occurred during the two years immediately preceding the conduct referred to above. If you are obligated to us under the preceding sentence, we will have the right, in our sole discretion, to deduct from any compensation or other amounts owed by us or any of our subsidiaries to you the full amount owed to us by you. You will pay to us any amount which is not set-off promptly on our demand.

     (b) Competitive Conduct. For purposes of this Section 7, `Competitive Conduct' means any of the conduct described in clauses (i) through (v) below, whether engaged in directly or indirectly, in the United States (or in such lesser area or for such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on your competitive activity), other than on our behalf:

          (i) engaging in the business of national spot radio advertising representation or placement services for any radio station or radio station group;

          (ii) soliciting or attempting to solicit national spot advertisement or placement services business from any radio station or radio station group which is or was a client of ours or any of our subsidiaries;

          (iii) otherwise diverting or attempting to divert from us or any of our subsidiaries any national spot radio advertising representation or placement business;

          (iv) soliciting or attempting to solicit for any business endeavor any of our or our subsidiaries' employees; or




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          (v) rendering any services as an officer, director, employee, partner, consultant or otherwise to, or having any interest as a stockholder, member, partner, lender or otherwise in, any person or entity which is engaged in the activities described in clauses (i) through (iv) of this
     Section 7(b).

     (c) Confidentiality. At all times after the Grant Date, you will keep secret and not disclose to anyone not employed by us, or use for any purpose other than our legitimate business, any of our or our clients' information which we or our clients treat as confidential, whether or not marked as such. Your obligations under this paragraph will not apply to any information if it is or becomes public knowledge as a result of causes other than your acts or omissions.

     (d) Survival. The provisions of this Section 7 will survive the expiration or termination of this Option.

     8. No Right to Continued Employment. We specifically reserve our right (and the right of any of our subsidiaries) to terminate your employment at any time at will (or as otherwise provided in a written agreement with you), and such right will not in any way be affected by the grant of this Option.

     9. Adjustments.

     (a) Splits, etc. The number of shares of our outstanding Common Stock could change by reason of a stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization or other event changing the number of shares without receipt of consideration by us. In that case, the number of Option Shares and the Option Price will be appropriately and proportionally adjusted as determined by the Committee. Such determination will be conclusive absent manifest error.

     (b) Changes in Shares. We may effect a capital reorganization or a reclassification of the Common Stock into securities other than shares of Common Stock, or we may merge or consolidate with another corporation. In that case, appropriate steps will be taken by the Committee, in its sole discretion, so that you will have the right to receive on exercise of this Option, to the greatest extent possible, the securities or property (including any contingent or deferred payments) issued or issuable with respect to the shares of Common Stock which you then had the right to receive on exercise of this Option. This Option will be binding on and inure to the benefit of any successor of Interep by merger or consolidation.

     (c) Equitable Adjustments. If there is any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, the Committee will make such adjustments as it deems equitable to give proper effect to such event.

     10. No Rights as Shareholder. You will not have any right to receive dividends or any other rights of a shareholder with respect to any Option Shares, unless and until we issue to you a certificate for such shares on the exercise of this Option.

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     11. Notices. Each notice relating to this Option must be in writing and delivered in person, by a nationally recognized overnight courier or by certified mail to the proper address. All notices to us must be addressed to us at our offices at 100 Park Avenue, New York, New York 10017, Attention:
Corporate Secretary, and will become effective when received by the Secretary. All notices to you will be addressed to your address specified above. Both you and we may designate a new address by written notice to that effect to the other.

     12. Severability. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement will not be affected by such judgment, and such provision will be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability. In this regard, you agree that the provisions of Section 7, including, without limitation, the scope of its territorial and time restrictions, are reasonable and necessary to protect and preserve our legitimate interests. If the provisions of Section 7 are held by a court of competent jurisdiction to be in any respect unreasonable, then such court may reduce the territory or time to which it pertains or otherwise modify such provisions to the extent necessary to render such provisions reasonable and enforceable.

     13. Miscellaneous. This Option is qualified in its entirety by reference to the Plan, and is subject to all of the provisions of the Plan as if they were set forth in full herein. This Option and all determinations made and actions taken with respect to it, to the extent not otherwise governed by the Code or the securities laws of the United States of America, will be governed by and construed in accordance with the laws of the State of New York. This Option will be void and of no effect after the Termination Date.

     IN WITNESS WHEREOF, Interep has caused this Option to be executed by its officers, thereunto duly authorized, as of the date first above written.

                                              INTEREP NATIONAL RADIO SALES, INC.



                                              By
                                                 -------------------------------
                                                    Name:
                                                    Title:

ATTEST:


-------------------------
Name:
Title:

AGREED AND ACCEPTED
as of the Grant Date.

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Optionee:
         ---------------------------             -------------------------------
                  Signature                                   Print Name



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